                                                                 Exhibit 3.1(BF)

                            ARTICLES OF INCORPORATION

                                       OF

                               LANAI COMPANY, INC.

                           (Amended December 11, 1973)


      THESE ARTICLES OF INCORPORATION, made and entered into this 15th day of June, 1970, by and between JOHN F. MURPHY, S. P. McCurdy and GEORGE MIYASAKA, residents of the City and County of Honolulu, State of Hawaii, United States of
America:

                            W I T N E S S E T H:

      That the parties hereto, desiring to become incorporated as a corporation in accordance with the laws of the State of Hawaii, and to obtain the rights and benefits conferred by said laws upon corporations, do hereby associate themselves together and unite and form a corporation, and to make and enter the following Articles of Incorporation the terms whereof it is agreed shall be equally obligatory upon the parties signing this instrument and upon all the parties who from time to time may hold stock in the corporation:

                                       I

      The name of the corporation shall be LANAI COMPANY, INC.

                                      II

      The location of the principal office of the corporation shall be at Honolulu, City and County of Honolulu, State of Hawaii, and the mailing address of the initial office of the corporation shall be 130 Merchant Street, Honolulu, Hawaii. The corporation may have such other offices within and without the State of Hawaii as its business may from time to time require.

                                      III

      The purposes for which the corporation is organized and its powers in connection therewith are as follows:

      (a) To acquire land and to engage generally in the business of subdividing, developing and improving such land for investment and for sale, including but not limited to the leasing, sale or holding of unimproved parcels of land, and the leasing, sale or holding of parcels of land after the construction thereon, by the corporation or by any other person, firm or corporation, of single or multiple family dwellings, offices, stores or other commercial buildings or facilities, including resort hotel, motel and any such similar building or facilities, or factories or other industrial structures, or any other structure or improvement of any kind whatsoever;

      (b) To acquire or construct and to own, operate, manage, lease, sell or otherwise dispose of, golf courses and golf clubs and all other businesses, activities and facilities related or incident thereto;

      (c) To acquire or construct and to own, operate, manage, lease, sell or otherwise dispose of, water works and water distribution systems and all other businesses, activities and facilities related or incident thereto;

      (d) To engage in any agricultural, mercantile, building, manufacturing, contracting or construction business of any kind whatsoever;

      (e) To buy, take leases of or otherwise acquire, hold, own, use, improve, develop, cultivate, grant, bargain, sell, convey, lease, mortgage, or otherwise dispose of, and in all respects deal in and with real properties, improved or unimproved, and any interests and rights therein;

      (f) To buy, hire, or otherwise acquire, hold, own, use, produce, manufacture, sell, assign, transfer, pledge, or otherwise dispose of, and in all respects deal in and with personal property of whatever nature, tangible or intangible, and any interests and rights therein;

      (g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, trusts, business trusts, partnerships, limited partnerships, or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district, or municipality or of any instrumentality thereof and while the holder thereof to exercise all the rights, powers and privileges in respect thereof, including the right to execute consents and to vote, to the same extent as a natural person could do;

      (h) To borrow money and to incur indebtedness, without limit as to the amount and in excess of the capital stock of the corporation, and to issue bonds, debentures, debenture stock, warrants, notes, or other obligations therefor, and to secure the same by any lien, charge, grant, pledge, deed of trust, or mortgage of the whole or any part of the real and personal property of the corporation, then owned or thereafter to be acquired;

      (i) To act as agent of any corporation or association or as manager of the business and affairs of any corporation or association, and in such connection to exercise powers and authority on behalf of any corporation or association, including ministerial, executive, discretionary, and managerial powers, all on such terms and conditions as may be agreed between the corporation and such corporation or association;

      (j) To promote or to aid in any manner, financially or otherwise, any corporation or association any of whose stock or obligations are held directly or indirectly by this corporation, and for this purpose to enter into plans or reorganization or readjustment and to guarantee the contracts, debts, or obligations, and the payment of interest or dividends on securities of any other person, firm, association, trust, business trust, corporation or governmental body, subject only to the provisions of any applicable laws;

      (k) To issue shares of the capital stock and the notes, bonds, and other obligations of the corporation, and options for the purchase of any thereof, in payment for property acquired by the corporation or for services rendered to the corporation or for any other objects in and about its business, and to purchase, take, receive, or otherwise acquire, own, hold, sell, transfer, accept as security for loans, and deal generally in shares of its capital stock and its obligations in every lawful manner;

      (l) To enter into, make, perform, and carry out contracts of every kind for any lawful purpose with any person, firm, association, or corporation, one or more;

      (m) To acquire the whole or any part of the property, assets, business, good will, and rights of any person, firm, association, or corporation engaged in any business or enterprise which may lawfully be undertaken by the corporation, and to pay for the same in cash or shares of the capital stock or obligations of the corporation, or by undertaking and assuming the whole or any part of the indebtedness and obligations of the transferor, or otherwise, and to hold or in any manner dispose of the whole or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business;

      (n) To draw, make, accept, endorse, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants of all kinds, obligations and certificates and negotiable or transferable instruments; to loan money to others with or without security; and to guarantee the debts and obligations of others and go security on bonds of others;

      (o) To effect any of the purposes mentioned in these Articles and to exercise any powers so mentioned either directly or through the acquisition and ownership of shares of stock of any other corporation or association and by holding and voting the same or otherwise exercising and enjoying the rights and advantages incidental thereto, and if deemed desirable to operate wholly or partially as a holding company through the acquisition and ownership of shares of stock of any other corporation or association, whether or not such shares of stock so acquired or owned by this corporation shall give to this corporation control of such other corporation or association;

      (p) To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing purposes and powers, or calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its properties;

      (q) To enter into partnerships and joint ventures with corporations, partnerships, or persons for the carrying on through such partnerships and joint ventures of any business the purposes of which are the same as or are germane, in whole or in part, to the purposes or business of the corporation;

      (r) To conduct its business, carry on its operations and purposes, and exercise its powers or any thereof in any state, territory, district, or possession of the United States of America or in any foreign country;

      (s) To have succession by its corporate name perpetually and to have, enjoy, and exercise all the other rights, powers, and privileges which are now or which may hereafter be conferred upon corporations organized under the general corporation laws of the State of Hawaii;

      (t) To have and exercise all powers necessary or convenient to effect any or all of the purposes set forth in these Articles or reasonably incidental to the fulfillment of its purposes or the exercise of its powers as set forth therein or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties;

      (u) To make donations of property, money, or services to benevolent, charitable, educational, religious, scientific, literary, or social institutions or associations, community funds, municipalities or public charities or to public or private enterprises or purposes so far as it may deem necessary or helpful in connection with the accomplishment of the purposes herein stated or in the public or community interest;

      (v) To promote, assist, maintain, support, or aid in any manner, financially or otherwise, such benevolent, charitable, educational, religious, scientific, literary, or social institutions or associations, community funds, municipalities or public charities, or other institutions or objects as the Board of Directors deems useful or beneficial for the corporation, whether directly or indirectly.

                                      IV

      There shall be a Board of Directors of the corporation to consist of not less than three (3) members. No less than one-third of the members of the Board of Directors shall be residents of the State of Hawaii, and in the absence of such one-third membership the Board of Directors shall not function. The members of the Board of Directors shall be elected or appointed at such times, in such manner and for such terms as may be prescribed by the By-Laws which also may provide for the removal of directors and the filling of vacancies and may provide that the remaining members of the Board of Directors, although less than a majority thereof, may by the affirmative vote of the majority of such remaining members fill vacancies in the Board of Directors, including temporary vacancies caused by the illness of directors or the temporary absence of directors from the State of Hawaii. The directors need not be stockholders of the corporation. The Board of Directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to resolutions adopted by the stockholders and to any limitations which may be set forth in statutory provisions, in these Articles or in the By-Laws. The Board of Directors, without the approval of the stockholders of the corporation, or of any percentage thereof, may authorize the borrowing of money or the incurring of debts, even though as a result thereof the amount of the corporation's indebtedness may exceed its capital stock.

                                       V

      The officers of the corporation shall consist of a President, one or more Vice Presidents as may be prescribed by the By-Laws, a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be prescribed by the By-Laws. The officers shall be elected or appointed, hold office and may be removed as may be prescribed by the By-Laws. The President shall be a director of the corporation. No other officer and no subordinate officer need be a director of the corporation. No officer need be a stockholder of the corporation. Any two or more offices may be held by the same person.

      All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be prescribed by the By-Laws, or as may be determined by resolution of the Board of Directors not inconsistent with the By-Laws.

                                       VI

      No contract or other transaction between the corporation and any other person, firm, corporation, association or other organization, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors or officers of the corporation are parties to such contract, transaction or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such other firm, corporation, association or other organization; and any director of the corporation who is also a director or officer of such other firm, corporation, association or organization may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as if he were in no way interested therein. Neither any director nor any officer of the corporation, being so interested in any such contract, transaction or act of the corporation which shall be approved by the Board of Directors of the corporation, nor any such other person, firm, corporation, association or other organization in which such director or officer may be interested or of which such officer or director may be a director, officer or member, shall be liable or accountable to the corporation, or to any stockholder thereof, for any loss incurred by the corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

                                      VII

      The capital stock of the corporation shall be $1,000,000.00. The number of shares of stock that the corporation is authorized to issue shall be 100,000 shares, all of said stock being of the same class. The aggregate par value of said stock shall be $1,000,000.00, and the par value of each of said shares shall be $10.00.

      The corporation may from time to time increase or extend its capital stock up to a limit of $10,000,000.00. Any such increase or extension of the capital stock of the corporation may be represented by any class or classes of stock.

      The corporation shall have the power from time to time to issue two or more classes of stock with the preferences, voting powers, restrictions and qualifications thereof fixed in the resolutions authorizing the issue thereof. The corporation shall also have the power to issue fractional shares of its stock, but no stockholder shall have the right to split whole shares into fractions or to split fractions. Each fractional share shall entitle the holder thereof to a fractional vote until consolidated with other fractional shares and full shares issued therefor, which full shares shall then have all the rights and privileges of other full shares.

                                      VIII

      The names and mailing addresses of the persons who are to act as the initial directors and officers of the corporation are as follows:

                                   Directors

      Names                              Mailing Addresses
      -----                              -----------------
      John F. Murphy                     Drawer 2990
                                         Honolulu, Hawaii 96802

      S. P. McCurdy                      Drawer 2990
                                         Honolulu, Hawaii 96802

      George Miyasaka                    Drawer 2990
                                         Honolulu, Hawaii 96802

                                    Officers

      Names                              Mailing Addresses
      -----                              -----------------
      John F. Murphy, President          Drawer 2990
                                         Honolulu, Hawaii 96802

      S. P. McCurdy, Vice President      Drawer 2990
        and Secretary                    Honolulu, Hawaii 96802

      George Miyasaka, Treasurer         Drawer 2990
                                         Honolulu, Hawaii 96802

                                       IX

      No stockholder of the corporation shall be liable for any debt of the corporation beyond any amount which may be due and unpaid upon the par value of the share or shares held by such stockholder.

                                       X

      Service of process may be made upon any officer of the corporation.

      IN WITNESS WHEREOF, said parties have hereunto set their hands the day and year first above written.


                                                         (signed)
                                            ------------------------------------
                                                      John F. Murphy


                                                         (signed)
                                            ------------------------------------
                                                       S.P. McCurdy


                                                         (signed)
                                            ------------------------------------
                                                      George Miyasaka

                                 State of Hawaii
                 Department of Commerce and Consumer Affairs
                         Business Registration Division
                              1010 Richards Street
                             Honolulu, Hawaii 96813


In the Matter of the Amendment          )
of the Articles of Incorporation        )
                                        )
                  of                    )
                                        )
LANAI COMPANY, INC.                     )
                                        )
----------------------------------------

                              ARTICLES OF AMENDMENT

         The undersigned, duly authorized officers of LANAI COMPANY, INC., a Hawaii corporation, hereby certify as follows:

         1. The name of the corporation is LANAI COMPANY, INC.

         2. The amendment adopted is attached hereto as Exhibit A.

         3. The total number of shares outstanding is 100,000 shares of common stock.

         4. The amendment was adopted by written consent of the sole shareholder of the corporation dated November 14, 1990.

         5. The amendment does not provide for any exchange, reclassification, or cancellation of issued shares.

         6. The amendment does not change the stated capital of the corporation.

         7. The written notice of the amendment required by Section 415-48.5 of the Hawaii Revised Statutes is attached hereto as Exhibit B.

         We certify under penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements and that the same are true and correct.

         WITNESS our hands this 26th day of November, 1990.


/s/ James E. Pierce                      /s/ Kevin R. Shaney
--------------------------------------   ---------------------------------------
James E. Pierce                          Kevin R. Shaney
President                                Secretary
Lanai Company, Inc.                      Lanai Company, Inc.

                                    EXHIBIT A

                             LANAI COMPANY, INC.

                    AMENDMENT TO ARTICLES OF INCORPORATION

         The Articles of Incorporation of LANAI COMPANY, INC., a Hawaii corporation, are hereby amended as follows:

         1. By adding a new Article to be designated and located appropriately and to read in its entirety as follows:

                                   "ARTICLE XI

                      LIMITATION OF LIABILITY OF DIRECTORS

         The personal liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Hawaii law including, without limitation, to the fullest extent permissible under Section 415-48.5 of the Hawaii Revised Statutes, as amended from time to time. No repeal or amendment of this Article directly or by adoption of an inconsistent provision of these articles of incorporation or the corporation's by-laws will be effective with respect to the liability of a director for acts or omissions occurring prior to such repeal or amendment or adversely affect the rights and protection afforded to a director of the corporation under this Article for acts or omissions which occur prior to such repeal or amendment."

                               LANAI COMPANY, INC.

                             NOTICE TO SHAREHOLDERS

         As required by Section 415-48.5 of the Hawaii Revised Statutes ("Section 415-48.5"), notice is hereby given that the Board of Directors of LANAI COMPANY, INC., a Hawaii corporation (the "Corporation") has proposed an amendment to the Articles of Incorporation of the Corporation which would eliminate the personal liability of the directors of the Corporation in certain actions brought by the shareholders or the Corporation. Section 415-48.5 grants Hawaii corporations the power to adopt such amendments. The form of the proposed amendment is enclosed herewith.

         If adopted, the proposed amendment will eliminate the personal liability of directors for monetary damages in actions brought by shareholders or the Corporation for breach of fiduciary duty as a director. Under Section 415-48.5, however, the personal liability of a director will not be eliminated or limited for (i) any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) any act or omission of the director not performed in good faith, or which involves intentional misconduct or knowing violation of law, or which constitutes a wilful or reckless disregard of the director's fiduciary duty, (iii) the director's wilful or negligent violation of any provision of the Hawaii Business Corporation Act (Chapter 415, Hawaii Revised Statutes) regarding payment of dividends or stock purchase or redemption, or (iv) any transaction from which the director received an improper benefit.

         Under Section 415-48.5, the proposed amendment must be adopted by the affirmative vote of the holders of two-thirds of the shares represented at a shareholders' meeting and having voting power; provided that the vote also constitutes a majority of the shares having voting power.

         The Board of Directors believes that the adoption of the proposed amendment will help to induce qualified persons to serve on the Corporation's Board of Directors. In the absence of such a provision, it is believed that qualified persons may decline to serve because of the liability exposure to which directors of publicly-held corporations are subjected.

         If the proposed form of amendment is acceptable, please execute and return to the Secretary of the Corporation the enclosed form of written consent adopting the proposed amendment.

If you have any questions on these matters, please contact the President of the Corporation.

                                    Very truly yours,

                                    BOARD OF DIRECTORS



                                    /s/ Robert W. Brant
                                    ------------------------------------
                                    Robert W. Brant



                                    /s/ Thomas C. Leppert
                                    ------------------------------------
                                    Thomas C. Leppert



                                    /s/ James E. Pierce
                                    ------------------------------------
                                    James E. Pierce



                                    /s/ George Yim
                                    ------------------------------------
                                    George Yim

NONREFUNDABLE FILING FEE: $25.00                                 DOMESTIC PROFIT
SUBMIT ORIGINAL AND ONE TRUE COPY                               NAME CHANGE ONLY

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                 ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
                    (Section 415-61, Hawaii Revised Statutes)

         The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment, certify as follows:

1.   The present name of the corporation is:

            LANAI COMPANY, INC
     ---------------------------------------------------------------------------

2.   The name of the corporation is changed to:

            ZANTE CURRANT, INC.
     ---------------------------------------------------------------------------

3.   Total number of shares outstanding is: 100,000
                                           -------------------------------------

4. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS AT A MEETING, COMPLETE THE FOLLOWING:

     The meeting of the shareholders was held on
                                                 -----------------------------
                                                 (Month      Day         Year)

                                                           Number of Shares
                               Number of Shares Voting      Voting Against
            Class/Series            For Amendment              Amendment
            ------------       -----------------------     ----------------

            ------------       -----------------------     ----------------

5. IF ADOPTION OF THE AMENDMENT TO CHANGE THE CORPORATE NAME WAS BY UNANIMOUS WRITTEN CONSENT OF THE SHAREHOLDERS, COMPLETE THE FOLLOWING:

     By written consent dated                   December 4,             1995,
                             ------------------------------------------------
                                                 (Month      Day         Year)

     the shareholders unanimously adopted the amendment to change the corporate name.

We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 4th day of December, 1995.

Kevin R. Shaney, Vice President         J. Brett Tibbitts, Asst. Secretary
--------------------------------------  ----------------------------------------
      (Type/Print Name & Title)                (Type/Print Name & Title)

/s/ Kevin R. Shaney                     /s/ J. Brett Tibbitts, Asst. Secretary
--------------------------------------  ----------------------------------------
        (Signature of Officer)                  (Signature of Officer)